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                                                                     EXHIBIT 4.2

                             SUPPLEMENTAL INDENTURE

         SUPPLEMENTAL INDENTURE (this "Supplemental Indenture") dated as of August 17, 2001, by and between Asyst Technologies, Inc., a California corporation (the "Company") and State Street Bank and Trust Company of California, N.A., a national banking association, as trustee under the indenture referred to below (the "Trustee").

                              W I T N E S S E T H:

         WHEREAS the Company heretofore executed and delivered to the Trustee an Indenture (the "Indenture") dated as of July 3, 2001 providing for the issuance of an aggregate principal amount of $86,250,000 of 5 3/4% Convertible Subordinated Notes due 2008 (the "Notes");

         WHEREAS the Company and the Trustee desire to amend certain provisions of the Indenture, all in accordance with the terms set forth in this Supplemental Indenture; and

         WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee and the Company are authorized to execute and deliver this Supplemental Indenture that surrenders a right or power conferred upon the Company;

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

         1.   Deletion of Section 3.05(3). The Indenture is hereby amended as
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follows:

         Section 3.05(3) of the Indenture is deleted in its entirety and is replaced with the following:

         (3)  [Intentionally deleted].

         2.   Ratification of Indenture; Supplemental Indenture Part of
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Indenture. Except as expressly amended hereby, the Indenture is in all respects
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ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

         3.   Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY,
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AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT
GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         4.   Trustee Makes No Representation.  The Trustee makes no
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representation as to the validity or sufficiency of this Supplemental Indenture.

         5.   Counterparts. The parties may sign any number of copies of
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this Supplemental Indenture. Each signed copy shall be an original, but all of .
them together represent the same agreement

         6.   Effect of Headings. The Section headings herein are for
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convenience only and shall not effect the construction thereof.




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         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed as of the date first written above.

Company:

                                              Asyst Technologies, Inc.,
                                              a California corporation

                                              By: /s/ Douglas J. McCutheon
                                                 -------------------------------
                                              Name:  Douglas J. McCutcheon
                                              Title: Senior Vice President and
                                                     Chief Financial Officer
Trustee:

                                              State Street Bank and Trust
                                              Company of California, N.A., a
                                              national banking association, as
                                              Trustee



                                              By:       /s/ Stephen Rivero
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                                              Printed Name: Stephen Rivero
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                                              Title:        Vice President
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